                                                                     EXHIBIT 3.1


                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           PACIFIC UNITED GROUP, INC.



         FIRST: The name of the corporation is PACIFIC UNITED GROUP, INC. (the "Corporation").

         SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name and address of the Corporation's registered agent in the State of Delaware is Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 10,000,000 consisting of 8,000,000 shares of Common Stock, $.01 par value ("Common Stock"), and 2,000,000 shares of Preferred Stock, $.01 par value. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the voting rights, designations, powers, preferences and relative and other special rights, and the qualifications, limitations and restrictions of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series, or any of them, and to increase or decrease the number of shares of any such series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of that series.

         FIFTH: The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. Except as may be otherwise provided by the terms of any series of Preferred Stock or any other securities of the Corporation having a preference over the Common Stock, the exact number of directors of the Corporation shall be fixed by or in the manner provided in the bylaws of the Corporation (the "Bylaws") and such number may from time to time be increased or decreased in accordance with the provisions thereof. Except as otherwise provided by the terms of any series of Preferred Stock or any other securities of the Corporation having a preference over the Common Stock, any director of the Corporation, other than those who may be elected pursuant to the terms of any series

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of Preferred Stock or any other securities of the Corporation having a preference over the Common Stock, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the Bylaws. The terms of the initial directors shall be determined by the Board of Directors, with one class designated as elected for a one year term, the second class designated as elected for a two year term and the third class designated as elected for a three year term. At the first annual meeting of stockholders of the Corporation, and at each subsequent annual meeting, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Except as may be otherwise provided by the terms of any series of Preferred Stock or any other securities of the Corporation having a preference over the Common Stock, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                 (a) to adopt, repeal, rescind, alter or amend in any respect the Bylaws, and to confer in the Bylaws powers and authorities upon the directors of the Corporation in addition to the powers and authorities expressly conferred upon them by statute;

                 (b) from time to time to set apart out of any funds or assets of the Corporation available for dividends an amount or amounts to be reserved as working capital or for any other lawful purpose and to abolish any reserve so created and to determine whether any, and, if any, what part, of the surplus of the Corporation or its net profits applicable to dividends shall be declared in dividends and paid to its stockholders, and all rights of the holders of stock of the Corporation in respect of dividends shall be subject to the power of the Board of Directors so to do;

                 (c) subject to the laws of the State of Delaware, from time to time to sell, lease or otherwise dispose of any part or parts of the properties of the Corporation and to cease to conduct the business connected therewith or again to resume the same, as it may deem best; and

                 (d) in addition to the powers and authorities hereinbefore and by the laws of the State of Delaware conferred upon the Board of Directors, to execute all such powers and to do all acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the express provisions of said laws and of the Certificate of Incorporation of the Corporation and its Bylaws.





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

         SEVENTH: Notwithstanding Article Sixth hereof, the Bylaws may be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than 66-2/3% of the voting power of all outstanding shares of Voting Stock (as defined in paragraph (f) of Section 3 of Article Fourteenth hereof), regardless of class and voting together as a single voting class, and where such action is proposed by an Interested Stockholder as defined in paragraph (d) of Section 3 of Article Fourteenth hereof), or by any Affiliate or Associate (each as defined in paragraph (g) of Section 3 of Article Fourteenth hereof) of an Interested Stockholder, also by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Voting Stock, regardless of class and voting together as a single voting class, other than shares held by the Interested Stockholder which proposed (or the Affiliate or Associate of which proposed) such action, or any Affiliate or Associate of such Interested Stockholder; provided, however, that where such action is approved by a majority of the Disinterested Directors (as defined in paragraph (a) of Section 3 of Article Fourteenth hereof), or by a majority of a quorum of the full Board of Directors if such proposal is not made by or on behalf of an Interested Stockholder or his Affiliate or Associate, the affirmative vote of a majority of the voting power of all outstanding shares of Voting Stock, regardless of class and voting together as a single voting class, shall be required for approval of such action.

         EIGHTH: Except as otherwise provided by the terms of any series of Preferred Stock or any other securities of the Corporation having a preference over the Common Stock, each director shall serve until his successor is elected and qualified or until his death, resignation or removal, and no decrease in the authorized number of directors shall shorten the term of any incumbent director.

         NINTH: Except as otherwise provided by the terms of any series of Preferred Stock or any other securities of the Corporation having a preference over the Common Stock, newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board of Directors resulting from death, resignation, removal or other causes, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term in which the next directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until such director's death, resignation or removal, whichever first occurs.

         TENTH: Except as otherwise provided by the terms of any series of Preferred Stock or any other securities of the Corporation having a preference over the Common Stock, any





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

director may be removed from office only for cause and only by the affirmative vote of the holders of not less than 66-2/3% of the voting power of all outstanding shares of Voting Stock entitled to vote in connection with the election of such director, regardless of class and voting together as a single voting class; provided, however, that where such removal is approved by a majority of the Disinterested Directors, the affirmative vote of a majority of the voting power of all outstanding shares of Voting Stock entitled to vote in connection with the election of such director, regardless of class and voting together as a single voting class, shall be required for approval of such removal.

         ELEVENTH: Except as otherwise provided by the terms of any series of Preferred Stock or any other securities of the Corporation having a preference over the Common Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called Annual Meeting or at a special meeting of stockholders of the Corporation, unless such action requiring or permitting shareholder approval is approved by a majority of the Disinterested Directors, in which case such action may be authorized or taken by the written consent of the holders of outstanding shares of Voting Stock not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, provided all other requirements of applicable law and this Certificate of Incorporation have been satisfied.

         TWELFTH: Except as otherwise provided by the terms of any series of Preferred Stock or any other securities of the Corporation having a preference over the Common Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by a majority of the Board of Directors or by the Chairman of the Board or President. Except as otherwise provided by the terms of any series of Preferred Stock or any other securities of the Corporation having a preference over the Common Stock, special meetings may not be called by any other person or persons. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law.

         THIRTEENTH: Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

         FOURTEENTH:      1.      Subject to the provisions of Section 2 of
this Article Fourteenth, in addition to any vote required by law or by this Certificate of Incorporation or the terms of any series of Preferred Stock or any other securities of the Corporation having a preference over the Common Stock, a





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

Business Combination (as defined in paragraph (b) of Section 3 of this Article Fourteenth) shall be approved by the affirmative vote of the holders of not less than:

                                   (a)      66-2/3% of the voting power of all
outstanding shares of Voting Stock, regardless of class and voting together as a single voting class and

                                   (b)      a majority of the voting power of
all outstanding shares of Voting Stock, other than shares held by (i) an Interested Stockholder which is (or the Affiliate or Associate of which is) a party to such Business Combination or (ii) an Affiliate or Associate of such Interested Stockholder, regardless of class and voting together as a single voting class.

The affirmative votes referred to in paragraphs (a) and (b) of this Section 1 shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or proportion may be specified, by law, or by this Certificate of Incorporation or by the term of any series of Preferred Stock or any other securities of the Corporation having a preference over the Common Stock or in any agreement between the Corporation and any other person, including a national securities exchange, or otherwise.

                          2.       Notwithstanding the provisions of Section 1
of this Article Fourteenth, a Business Combination may be approved if all of the conditions specified in either of the following paragraphs (a) or (b) have been satisfied:

                                   (a)     both of the following conditions
specified in clauses (i) and (ii) of this paragraph (a) have been satisfied;

                                           (i)       there are one or more
Disinterested Directors and a majority of such Disinterested Directors shall have approved such Business Combination; and

                                           (ii)      such Business Combination
shall have been approved by the affirmative vote of the Corporation's stockholders required by law, if any, such vote is so required; or

                                   (b)     all of the following conditions
specified in clauses (i) through (vii) of this paragraph (b) have been satisfied:

                                           (i)       such Business Combination
shall have been approved by the affirmative vote of holders of a majority of the voting power of all outstanding shares of Voting Stock, regardless of class and voting together as a single voting class;

                                           (ii)      the aggregate amount of (A)
the cash and (B) the Fair Market Value (as defined in





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

paragraph (i) of Section 3 of this Article Fourteenth), as of the date of the consummation of the Business Combination (the "Consummation Date"), of consideration other than cash received or to be received, per share, by holders of shares of Common Stock in such Business Combination, shall be at least equal to the greatest per share amount determined under the following alternatives;

                                                     (1)     the highest per
share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid or agreed to be paid by or on behalf of the Interested Stockholder or any Affiliate or Associate of such Interested Stockholder which is (or the Affiliate or Associate of which is) a party to such Business Combination for any shares of Common Stock in connection with the acquisition by such Interested Stockholder or any such Affiliate or Associate of beneficial ownership of shares of Common Stock (x) within the two-year period immediately prior to and including the date of the final public announcement of the terms of the proposed Business Combination (the "Announcement Date"), or (y) in the transaction in which such Interested Stockholder became an Interested Stockholder, whichever is higher; and

                                                     (2)     the Fair Market
 Value per share of Common Stock (x) on the Announcement Date, or (y) on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher;

                                           (iii)     the aggregate amount of (A)
the cash and (B) the Fair Market Value, as of the Consummation Date, of consideration other than cash received or to be received, per share, by holders of shares of any class or series of outstanding Voting Stock, other than Common Stock in such Business Combination, shall be at least equal to the highest amount determined under clauses (1), (2), and (3) below (it being intended that the requirements of this clause (iii) shall be required to be met with respect to every class or series of outstanding Voting Stock other than Common Stock, whether or not such Interested Stockholder (or such Affiliate or Associate) has previously acquired any shares of a particular class or series of Voting
Stock);

                                                     (1)     the highest per
share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid or agreed to be paid by or on behalf of the Interested Stockholder or any Affiliate or Associate of such Interested Stockholder which is (or the Affiliate or Associate of which is) a party to such Business Combination for any shares of such class or series of Voting Stock in connection with the acquisition by such Interested Stockholder or any such Affiliate or Associate of beneficial ownership of shares of such class or series of Voting Stock (x) within the two-year period immediately prior to the Announcement





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

Date, or (y) in the transaction in which such Interested Stockholder became an Interested Stockholder, whichever is higher;

                                                     (2)     (if applicable)
the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event; and

                                                     (3)     the Fair Market
Value per share of such class or series of Voting Stock (x) on the Announcement Date, or (y) on the Determination Date, whichever is higher;

                                           (iv)      the consideration to be
received by the holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder (or any Affiliate or Associate of such Interested Stockholder) has previously paid (or agreed to pay) for shares of such class or series of Voting Stock. If the Interested Stockholder and/or his Affiliates or Associates paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received by holders of shares of such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by such Interested Stockholder and his Affiliates and Associates. The price determined in accordance with clauses (ii) and (iii) of this paragraph (b) shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event;

                                           (v)       after the Determination
Date and prior to the consummation of such Business Combination, neither such Interested Stockholder nor any of its Affiliates or Associates shall have become the beneficial owner of any additional shares of Voting Stock, except
(A) as part of the transaction which resulted in such Interested Stockholder becoming an Interested Stockholder, (B) upon the exercise of options or warrants granted prior to, or the conversion of convertible securities acquired prior to, the Determination Date, (C) pursuant to any employee benefit plan, including without limitation a stock plan, maintained by the Corporation or any Subsidiary, regardless of the date of acquisition of such beneficial ownership, or (D) as a result of a stock split or a pro rata stock dividend;

                                           (vi)      after the Determination
Date and prior to the consummation of such Business Combination, neither such Interested Stockholder nor any of its Affiliates or Associates shall have received the benefit, directly or





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

indirectly (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation (other than any of the foregoing provided under an employee benefit plan of the Corporation or any subsidiary, including without limitation stock option plans), whether in anticipation of or in connection with such Business Combination or otherwise; and

                                           (vii)     a proxy or information
statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such act, rules and/or regulation) shall be mailed to stockholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such act, rules and/or regulations or such subsequent provisions).

                          3.      For purposes of this Certificate of
Incorporation, the following definitions shall apply:

                                  (a)      "Disinterested Director" means,
with respect to any Business Combination with, or proposed by or on behalf of, Stockholder (or his Affiliate or Associate) and with respect to any proposal by or on behalf of an Interested Stockholder (or his Affiliate or Associate) to amend or repeal any provision of this Certificate of Incorporation the amendment or repeal of which is governed by Article Sixteenth hereof, any member of the Board of Directors of the Corporation who is not such Interested Stockholder or an Affiliate or Associate of such Interested Stockholder and who was a member of the Board of Directors of this Corporation prior to the time that the Interested Stockholder became an Interested Stockholder. The term "Disinterested Director" includes a successor to any such director if the successor is neither the Interested stockholder nor an Affiliate or Associate of the Interested Stockholder and was recommended or elected to succeed the Disinterested Director on the Board by a majority of Disinterested Directors then on the Board.

                                  (b)      "Business Combination" means:

                                           (i)       any merger or consolidation
of the Corporation or any Subsidiary (as defined in paragraph (h) of this Section 3) with or into (A) any Interested Stockholder or (B) any other corporation (whether or not itself an Interested Stockholder) which immediately before is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder.

                                           (ii)      any sale, lease, exchange,
mortgage, pledge, transfer or other disposition (in one





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

transaction or a series of related transactions) to or with any Interested Stockholder, Affiliate and/or any Associate of any Interested Stockholder of any assets of the Corporation or any Subsidiary, where such assets have an aggregate Fair Market Value of $1,000,000 or more;

                                           (iii)     the issuance or transfer by
the Corporation or any Subsidiary (in one transaction or a series of related transactions) of any securities of the Corporation or any Subsidiary, to a person which, immediately prior to such issuance or transfer, is an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, where such equity securities have an aggregate Fair Market Value of $1,000,000 or more;

                                           (iv)      the adoption of any plan or
proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder;

                                           (v)       any reclassification of
securities (including any reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving an Interested Stockholder), which has the effect, directly or indirectly, of increasing the percentage of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or by any Affiliate or Associate of any Interested Stockholder; or

                                           (vi)      any agreement, contract or
other arrangement providing for any of the transactions described in clauses
(i) through (v) of this paragraph (b).

                                  (c)      A "person" means an individual,
firm, partnership, trust, corporation or other entity.

                                  (d)      "Interested Stockholder" means, as
of any given date, any person who or which:

                                           (i)       is the beneficial owner (as
defined in paragraph (e) of this Section 3), directly or indirectly, of 10% or more of the voting power of (A) all outstanding shares of Voting Stock or (B) all outstanding shares of the capital stock of a Subsidiary having general voting power ("Subsidiary Stock");

                                           (ii)      is an Affiliate of the
Corporation and at any time within the two-year period immediately prior to such date was the beneficial owner, directly or indirectly, or 10% or more of the voting power of all





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

outstanding shares of Voting Stock or all outstanding shares of Subsidiary Stock; or

                                           (iii)     is an assignee of or has
otherwise succeeded to any shares of Voting Stock or Subsidiary Stock which were, at any time within the two-year period immediately prior to such date, beneficially owned by any person who at such time was an Interested Stockholder, unless such assignment or succession shall have occurred in the course of a transaction or series of transactions involving the purchase of shares in a public offering within the meaning of the Securities Act of 1933, as amended, or open market purchases of shares, if in either case the price and other terms of sale are not negotiated by the purchaser and seller of such shares;

provided, however, that the term "Interested Stockholder" shall not include (A) the Corporation or any Subsidiary or (B) Presidential Mortgage Company for so long as it owns 100% of the outstanding Common Stock of the Corporation, (C) any employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary, or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity.

                                  (e)      A person is the "beneficial
owner" of any shares of capital stock:

                                           (i)       which such person or any of
its Affiliates or Associates beneficially owns, directly or indirectly;

                                           (ii)      which such person or any of
its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

                                           (iii)     which are beneficially
owned, directly or indirectly, by any other person with which such first-mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation or a Subsidiary, as the case may be.

                                  (f)      "Voting Stock" means the
capital stock of the Corporation entitled to be voted generally in the election of directors. For the purpose of determining whether a person is an Interested Stockholder pursuant to paragraph (d) of this Section 3, the number of shares of Voting Stock or Subsidiary Stock, as the case may be, deemed to be outstanding shall include shares deemed owned by a beneficial owner through application of paragraph (e) of this Section 3, but





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

shall not include any other shares of Voting Stock or Subsidiary Stock, as the case may be, which are not then outstanding but which may be issuable to any person pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                                  (g)      A person shall be deemed to be
an "Affiliate" of a specified person if such person directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, such specified person. A person shall be deemed to be an "Associate" of a specified person, if such person is (a) a corporation or organization (other than the Corporation or any Subsidiary) of which such specified person is an officer or partner or of which such specified person is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (b) a trust or other estate (other than any pension, profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary) in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, or (c) a relative or spouse of such specified person, or a relative of such spouse, who has the same home as such specified person.

                                  (h)      "Subsidiary" means any corporation
of which a majority of any class of equity security (as defined in Rule 3a11-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on January 1, 1986) is owned, directly or indirectly, by the Corporation.

                                  (i)      "Fair Market Value" means (i) in the
case of stock, (A) the average of the last reported sale price per share of the Common Stock on the NASDAQ National Market, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, for ten consecutive Trading Days (as defined below) preceding the date of such computation, or (B) if not quoted as described in clause (A), the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau Incorporated, or any similar system of dissemination of quotations of securities prices, if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least fifteen of the thirty preceding Trading Days, or (C) if the Common Stock is listed or admitted for trading on any national securities exchange, the last reported sale price, or the closing bid price if no sale occurred, of the Common Stock on the principal securities exchange on which the Common Stock is listed, or (D) if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Disinterested Directors (or if there are no Disinterested Directors, then by a majority of the Board of





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

Directors), and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Disinterested Directors (or if there are no Disinterested Directors, then by a majority of the Board of Directors). As used herein, the term "Trading Days" means (x) if the Common Stock is quoted on the NASDAQ National Market or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system, or (y) if not quoted as described in clause (x), days on which quotations are reported by the National Quotation Bureau Incorporated, or any similar system of dissemination of quotations of securities prices, or (z) if the Common Stock is listed or admitted for trading or any national securities exchange, days on which such national securities exchange is open for business.

                                  (j)      In the event of any Business
Combination in which the Corporation survives, the phrase "consideration other than cash received or to be received" as used in clauses (ii) and (iii) of paragraph (b) of Section 2 of this Article Fourteenth shall include the shares of Common Stock and/or the shares of any other class of Voting Stock retained by the holder of such shares.

                          4.      A majority of the Disinterested Directors
shall have the power and duty to determine, for purposes of this Article of information known to them: (a) whether a person is an Interested Stockholder,
(b) the number of shares of Voting Stock or Subsidiary Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another person, (d) whether a person has an agreement, arrangement or understanding with another person as to the matters referred to in clause (vi) of paragraph
(b), or clause (ii) or (iii) of paragraph (e), of Section 3 of this Article Fourteenth, (e) whether any particular assets of the Corporation and/or any Subsidiary have an aggregate Fair Market Value of $1,000,000 or more, or (f) whether the consideration received for the issuance or transfer of securities by the Corporation and/or any Subsidiary has an aggregate Fair Market Value of $1,000,000 or more. In furtherance and not in limitation of the preceding powers and duties set forth in this Section 4, a majority of the Disinterested Directors shall have the power and duty to interpret all of the terms and provisions of this Article Fourteenth.

                          5.      Nothing contained in this Article Fourteenth
shall be construed to relieve any Interested Stockholder or any Affiliate or Associate thereof from any fiduciary obligation imposed by law.

                          6.      The fact that any action or transaction
complies with the provisions of this Article Fourteenth shall not be construed to impose any fiduciary duty,





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

obligation or responsibility on the Board of Directors or any member thereof to approve such action or transaction or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of, or actions and responses taken with respect to, such action or transactions.

         FIFTEENTH: To the maximum extent permissible under Section 262 of the General Corporation Law of the State of Delaware, the stockholders of the Corporation shall be entitled to the statutory appraisal rights provided therein, notwithstanding any exception otherwise provided therein, with respect to any Business Combination involving the Corporation and any Interested Stockholder (or any Affiliate or Associate of any Interested Stockholder), which requires the affirmative vote specified in paragraph (a) of Section 1 of Article Fourteenth hereof.

         SIXTEENTH: Notwithstanding any requirements of law and other provisions of this Certificate of Incorporation, or the terms of any series of Preferred Stock or any other securities of the Corporation having a preference over the Common Stock (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation, or the terms of any series of Preferred Stock or any other securities of the Corporation having a preference over the Common Stock), the provisions set forth in this Article Sixteenth and in Articles Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Fourteenth, Fifteenth, Seventeenth and Eighteenth hereof may not be repealed, rescinded, altered or amended in any respect, and no other provision or provisions may be adopted which impair(s) in any respect the operation or effect of any such provision, except by the affirmative vote of the holders of not less than 66-2/3% of the voting power of all outstanding shares of Voting Stock regardless of class and voting together as a single voting class, and, where such action is proposed by an Interested Stockholder or by any Associate or Affiliate of an Interested Stockholder, also by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Voting Stock, regardless of class and voting together as a single class, other than shares beneficially owned by the Interested Stockholder which proposed (or the Affiliate or Associate of which proposed) such action, or beneficially owned by any Affiliate or Associate of such Interested Stockholder; provided, however, that where such action is approved by a majority of the Disinterested Directors (or by a majority of a quorum of the full Board of Directors if such proposal is not made by or on behalf of an Interested Stockholder or his Affiliate or Associate), the affirmative vote of a majority of the voting power of all outstanding shares of Voting Stock, regardless of class and voting together as a single voting class, shall be required for approval of such action.





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


        SEVENTEENTH: A director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. No amendment to or appeal of this Article Seventeenth shall apply to or have an effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         EIGHTEENTH: The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation, except that notwithstanding any requirements of law and other provisions of this Certificate of Incorporation, or the terms of any series of Preferred Stock or any other securities of the Corporation having a preference over the Common Stock (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation, or the terms of any series of Preferred Stock or any other securities of the Corporation having a preference over the Common Stock) the provisions set forth in Articles Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Fourteenth, Fifteenth, Sixteenth Seventeenth and Eighteenth may not be repealed, rescinded, altered or amended in any respect, and no other provision or provisions may be adopted which impair(s) in any respect the operation or effect of any such provision, unless such action is approved as specified in Article Sixteenth hereof.

                 IN WITNESS WHEREOF, this Certificate of Incorporation has been executed this ____ day of _____________, 1995.

                                       ____________________________



                                       By:_________________________
                                          Joel R. Schultz, President and
                                          Chief Executive Officer





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

ATTEST:


______________________________
Ann White, Assistant Secretary





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